UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2025
Commission File Number 1-13610
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5956 Sherry Lane, Suite 700, Dallas, TX 75225	(972) 349-3200
(Address of Principal Executive Offices)	(Registrant's telephone number)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT	Tel Aviv Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07. Submission of Matters of a Vote of Security Holders

On April 3, 2025, Creative Media & Community Trust Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”) virtually via live webcast at 9:00 a.m. Pacific Time. The Special Meeting was held in order to vote upon the proposals set forth in the Company’s proxy statement, dated March 6, 2025 (the “Proxy Statement”).

As of the record date, March 3, 2025, there were 13,270,164 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), outstanding and therefore eligible to be voted at the Special Meeting. At the Special Meeting, 9,072,000 shares of the Common Stock eligible to be voted at the Special Meeting were present either in person or by proxy, representing a majority of the shares of Common Stock entitled to vote at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting.

The following are the voting results of the proposal considered and voted upon at the Special Meeting, which is described in the Proxy Statement:

(a)
Proposal 1—The stockholders approved an amendment to the charter of the Company to effect a reverse stock split of the Common Stock by a ratio of 1:25 (the “Reverse Stock Split”). The Reverse Stock Split will become effective upon the effective time stated in the Articles of Amendment after the Articles of Amendment are accepted for record by the State Department of Assessments and Taxation of Maryland. The number of shares cast in favor, number against, the number abstaining, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
8,344,683	665,696	61,621	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: April 9, 2025	By:	/s/ Barry N. Berlin Barry N. Berlin Chief Financial Officer